EXHIBIT 10(b)



                               WRITTEN CONSENT OF

                           PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Post-Effective Amendment No. 2 under the Securities Act of 1933 and Amendment No. 3 under the Investment Company Act of 1940 to the registration statement on Form N-4 ("Registration Statement") of our report dated February 15, 2001, relating to the consolidated financial statements of Phoenix Home Life Mutual Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
October 26, 2001